Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Colonial Properties Trust Reports Results for Second Quarter 2009
BIRMINGHAM, Ala., July 23, 2009 — Colonial Properties Trust (NYSE: CLP) announced its results for the second quarter ended June 30, 2009.
For the second quarter 2009, the company reported a net loss to common shareholders of $1.9 million, or $(0.04) per diluted share, compared with net income available to common shareholders of $9.1 million, or $0.19 per diluted share, for the same period in 2008. The company reported net income available to common shareholders for the six months ended June 30, 2009, of $12.0 million, or $0.25 per diluted share, compared with net income available to common shareholders of $23.3 million, or $0.49 per diluted share, for the same period in 2008.
Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the second quarter 2009 were $31.9 million, or $0.56 per diluted share, compared with $32.1 million, or $0.56 per diluted share, in the same period a year ago. FFO for the six months ended June 30, 2009, totaled $81.7 million, or $1.43 per diluted share, compared with $65.0 million, or $1.14 per diluted share, for the same period in 2008.
Operating FFO, which the company defines as FFO before transaction income (i.e. development gains, land/outparcel gains, and bond/preferred stock repurchase gains/losses), for the second quarter 2009 was $15.8 million, or $0.28 per diluted share, compared with $27.3 million, or $0.48 per diluted share, in the same period a year ago. The decrease in operating FFO from the prior period is primarily due to a decline in multifamily same-property net operating income (NOI) of 7.5 percent; $2.4 million of impairment charges related to for-sale residential properties; a $1.3 million charge associated with the write-off of abandoned pursuit costs; and a reduction in capitalized interest of approximately $2.6 million as a result of no longer capitalizing interest on land held for future developments. Operating FFO for the six months ended June 30, 2009 was $37.7 million, or $0.66 per diluted share, compared with $52.7 million, or $0.93 per diluted share, in the same period a year ago.
A reconciliation of net income (loss) available to common shareholders to FFO and to Operating FFO, as well as the definitions and statements of purpose, is included at the end of this press release and in the financial tables accompanying this press release.
Highlights for the Second Quarter 2009
•	Multifamily same-property NOI declined 7.5 percent compared with second quarter 2008

•	Ended the quarter with multifamily same-property physical occupancy of 94.3 percent

•	Closed a $156.4 million secured loan with Fannie Mae with a weighted average fixed rate of 5.31 percent

•	Issued $4.8 million of common equity through the company’s at-the-market equity offering program

•	Recognized net gains of $16.2 million, or $0.28 per diluted share, in net income and FFO from repurchases of $315.5 million of outstanding unsecured senior notes of the company’s operating partnership, Colonial Realty Limited Partnership (“Colonial Realty”)
“We continued to execute our financing and note repurchase activity during the quarter,” stated Thomas H. Lowder, the company’s Chairman and Chief Executive Officer. “We eliminated all but $44 million of our 2010 maturities with these transactions and took advantage of the favorable pricing available in the market. Also, we are making progress on our efforts to simplify our business structure through the elimination of certain joint ventures. Our operating fundamentals continue to be impacted by rising unemployment, but as we move through the recession, we believe the long-term demographics of the Sunbelt will provide the foundation for an eventual recovery.”
Multifamily Operating Performance
Multifamily same-property NOI for the second quarter 2009 decreased 7.5 percent compared with the second quarter 2008 for the 28,285 apartment homes included in the consolidated same-property results. Multifamily same-property revenues decreased 2.4 percent and expenses increased 6.2 percent compared with the second quarter 2008, which includes the income and expenses from our previously announced bulk cable program. Excluding the income and expenses from our bulk cable program, multifamily same-property revenues decreased 4.3 percent and expenses increased 2.6 percent compared with the second quarter 2008. Multifamily same-property physical occupancy as of June 30, 2009 was 94.3 percent compared with 95.9 percent at June 30, 2008.
A reconciliation of NOI to income from continuing operations, as well as definitions and the statements of purpose, is included at the end of this press release and in the financial tables accompanying this press release.
Financing Activity
On June 1, 2009, the company announced the closing of an additional $156.4 million Fannie Mae secured credit facility. The secured credit facility has a 10-year interest only term, carries a weighted average fixed interest rate of 5.31 percent and is secured by 8 multifamily properties totaling 2,816 units. The net proceeds from the secured credit facility were used to repay a portion of the outstanding balance under the company’s $675 million unsecured line of credit, which had an outstanding balance of $191.7 million as of June 30, 2009.
During the second quarter 2009, the company issued a total of 599,600 shares at a weighted average issue price of $8.16 per share under its previously announced $50 million at-the-market equity issuance program, raising net proceeds of approximately $4.8 million.

Repurchases of Senior Unsecured Debt Securities
During the second quarter 2009, the company repurchased a total of $315.5 million of Colonial Realty’s outstanding unsecured senior notes. Of this amount, $250.0 million was repurchased in the company’s previously announced tender offer that closed on May 4, 2009. The balance was repurchased under the company’s previously announced unsecured note repurchase program. The purchases were made at an average 5.9 percent discount to par value, which represents a 6.8 percent yield to maturity, and resulted in the recognition of net gains of $16.2 million, or $0.28 per diluted share, in net income and FFO for the second quarter 2009. Year-to-date, the company has repurchased $412.4 million of its outstanding unsecured notes, with net gains reported in the first half of the year totaling $40.6 million, or $0.71 per fully diluted share. The company intends to continue to take advantage of favorable conditions to repurchase outstanding Colonial Realty senior notes.
Disposition Activity
As previously announced, on April 30, 2009, the company transferred its remaining 15 percent minority joint venture interest in Colonial Pinnacle Craft Farms I, a 220,000-square-foot retail shopping center located in Gulf Shores, Alabama, to the majority joint venture partner. As part of its agreement to transfer the company’s remaining interest in Craft Farms, the company commenced development of an additional 67,700-square foot phase of the retail shopping center, which will be anchored by a 45,600-square-foot Publix supermarket. The development is expected to be completed in the second quarter 2010 at an anticipated cost of approximately $10.0 million.
During the second quarter 2009, the company closed on the sale of 53 condominium units for total sales proceeds of $6.3 million. As a result, the company has sold all of the units at Azur at Metrowest and Capri at Hunter’s Creek condominium conversion projects. Additionally, the company has signed contracts to dispose of the remaining 14 units at the Grander and the remaining 93 units at Murano at Delray Beach, and anticipates disposing of the remaining 118 units at Portofino at Jensen Beach. The dispositions are anticipated to occur in either the third or fourth quarters of 2009. In anticipation of the sales, in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), the company recorded impairment charges totaling $2.4 million in the second quarter 2009 to record the assets to their fair market value.
As of June 30, 2009, the net book value of the company’s remaining for sale condominium/townhouse units, excluding units currently being leased, is $29.7 million, which are classified as held for sale on the company’s balance sheet.
Development Activity
The company had 742 apartment homes under construction at two wholly-owned communities at the end of the second quarter 2009, with an additional $2.9 million expected to be spent to complete the developments.

The company had three active retail projects totaling 0.6 million square feet under construction at the end of the second quarter 2009, with an additional $17.0 million expected to be spent to complete the developments.
As previously disclosed, the company has postponed development of the Colonial Pinnacle Nord du Lac retail development in Covington, Louisiana, and has been reviewing various alternatives for this development. Prior to the decision to postpone this development, the Nord du Lac community development district (the “CDD”), a third-party governmental entity, had issued $24.0 million of special assessment bonds, the proceeds from which were to be used by the CDD to construct infrastructure for the benefit of the development. During the second quarter 2009, the company, through a wholly-owned subsidiary, CP Nord du Lac JV LLC, solicited for purchase all of the outstanding CDD bonds, in order to remove or reduce the debt burdens on the land securing the CDD bonds.
As a result of the solicitation, the company purchased $14.8 million of the outstanding CDD bonds for total consideration of $12.8 million, representing a 13.3 percent discount to the par amount. Subsequent to the second quarter, the company purchased an additional $2.5 million of the outstanding bonds in an open market transaction, bringing the total amount purchased to $17.3 million, or 72.1 percent of the total outstanding CDD bonds. The company continues to evaluate various alternatives for this development and the CDD, and intends to classify the asset as held for use in future periods.
Joint Venture Transactions
Consistent with the company’s previously stated objectives of simplifying its strategy and structure, the Company has agreed in principle with OZ/CLP Retail LLC (the “Retail Joint Venture”)—the company’s joint venture with OZRE Retail LLC—that includes, among other things, the transfer of all of the company’s interest in the Retail Joint Venture, which is comprised of 11 retail assets with approximately 3.0 million square feet of retail space. Pursuant to the agreement, the company will acquire one of the 11 retail assets in exchange for, among other things, the transfer to its joint venture partner of the company’s approximate 17.1 percent ownership stake in the Retail Joint Venture, a cash payment that will be used by the Retail Joint Venture to repay approximately $37.9 million of mortgage debt and related fees and expenses, and the payment by the company of approximately $7.5 million for the discharge of deferred purchase price owed by the Retail Joint Venture to former unitholders who elected to redeem their units in June 2008. The company’s pro rata share of the Retail Joint Venture’s debt is approximately $50.0 million. Upon consummation of this transaction, the company would no longer have an interest in the Retail Joint Venture. It is anticipated that this transaction will be completed in the third or fourth quarter of 2009, subject to approval of the Retail Joint Venture’s lender and other closing conditions, including the sale to the company by former unitholders of a certain amount of the deferred purchase price owed to them by the Retail Joint Venture.
On July 13, 2009, the company entered into an agreement with joint venture partner CMS to purchase all of the company’s ownership interest in four single asset multifamily joint ventures, which collectively include 1,212 apartment units. The properties included in the four joint ventures are Colonial Grand at Mountain Brook, Colonial Village Rocky Ridge, Colonial Village at Palma Sola, and Colonial Grand at Brentwood. The company’s pro-rata portion of the outstanding debt of these joint ventures is $15.3 million. Upon closing of the transaction, which is scheduled to occur on July 31, 2009, the company will receive a cash payment of $2.0 million and will no longer have an interest in the joint ventures. In addition to the above agreement, the company has amended its partnership agreement with CMS in the CMS/Colonial Canyon Creek JV, pursuant to which the company has agreed to provide an additional contribution in connection with the refinancing of the existing construction loan to a permanent loan secured by Colonial Grand at Canyon Creek, a 336-unit apartment community located in Austin, Texas. Any such contribution by the company will be made in the form of a preferred capital contribution and will have a cumulative preferential return of 8.0 percent. The existing construction loan has a total outstanding balance of $27.4 million and is scheduled to mature on September 15, 2009. The company maintains a 25 percent ownership interest in this joint venture.
Quarterly Dividend on Common Shares
On July 23, 2009, the Board of Trustees approved a cash dividend of $0.15 per common share, payable August 10, 2009, to shareholders of record as of August 3, 2009, representing an ex-dividend date of July 30, 2009.
2009 EPS and FFO per Share Guidance
The company’s updated guidance range for the full-year 2009 for EPS and FFO per share, with certain assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year
	2009 Range
	Low	–	High

Diluted EPS	$0.20	—	$0.50
Plus: Real Estate Depreciation & Amortization	1.75	—	1.75
Less: Gain on Sale of Operating Properties	(0.00)	—	(0.10)

Total Diluted FFO per share	$1.95	—	$2.15

Less: Transaction Income
Gain on Sale of Development Properties and Land	(0.07)	—	(0.10)
Gain on Bond or Preferred Stock Repurchases	(0.75)	—	(0.85)

Operating FFO per share	$1.13	—	$1.20

Following are current assumptions reflected in the company’s revised full-year 2009 guidance:
•	Multifamily same-property NOI: decline of 5.0 to 7.5 percent.
o	Revenue: Decline of 2.0 to 3.0 percent

o	Expense: Growth of 4.0 to 5.0 percent
•	Development spending of $35 million to $40 million.

•	Commercial development and for-sale residential property dispositions of $50 million to $150 million.

•	New secured financings totaling up to $506 million; all of which has already been obtained.

•	Corporate G&A expenses of $16 million to $18 million.

•	Gains from repurchases of unsecured bonds and/or preferred shares: $0.75 to $0.85 per diluted share.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, July 23, 2009, at 1:00 p.m. Central Time. The call will include a review of the company’s second quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 78507346. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investor Services: General Information: Presentations.”
Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investor Services: Financial Information and Filings” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. As of June 30, 2009, the company owned or managed 36,136 apartment units, and 21.5 million square feet of office and retail space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and Operating FFO. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before minority interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with net income as presented in the company’s consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The Company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO, Operating FFO nor NOI should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company’s ability to successfully complete additional senior note repurchases under its repurchase program on favorable terms, the company’s ability to successfully complete the contemplated redemption and sale transaction with respect to its OZ/CLP Retail LLC joint venture with Och-Ziff, the company’s ability to successfully complete the sale of its four minority joint venture interests to, and other related transactions with, CMS, and the company’s ability to successfully complete unit sales at its condominium conversion projects may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2009
BALANCE SHEET

	As of	As of
($ in 000s)	6/30/2009	12/31/2008
ASSETS
Real Estate Assets
Operating Properties	$2,925,122	$2,873,274
Undeveloped Land & Construction in Progress	293,688	309,010

Total Real Estate, before Depreciation	3,218,810	3,182,284

Less: Accumulated Depreciation	(460,115)	(403,858)
Real Estate Assets Held for Sale, net	142,456	196,284

Net Real Estate Assets	2,901,151	2,974,710

Cash and Equivalents	8,274	9,185
Restricted Cash	31,002	29,766
Accounts Receivable, net	32,559	23,102
Notes Receivable	19,590	2,946
Prepaid Expenses	15,506	5,332
Deferred Debt and Lease Costs	20,525	16,783
Investment in Unconsolidated Subsidiaries	36,446	46,221
Other Assets	29,841	47,124

Total Assets	$3,094,894	$3,155,169

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$191,707	$311,630
Notes and Mortgages Payable	1,544,790	1,450,389

Total Long-Term Liabilities	1,736,497	1,762,019

Other Liabilities	88,308	120,693

Total Liabilities	1,824,805	1,882,712

REDEEMABLE NONCONTROLLING INTEREST & EQUITY

Redeemable Common Units	119,308	124,848

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series D 8 1/8%, Preferred Shares	100,281	100,281

Total Preferred Shares and Units, at Liquidation Value	200,281	200,281

Common Equity, including Noncontrolling Interest in Operating Partnership	950,500	947,328

Total Equity, including Noncontrolling Interest	1,270,089	1,272,457

Total Liabilities and Equity	$3,094,894	$3,155,169

Certain prior year numbers have been reclassed to conform to current year presentation.
SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	6/30/2009	12/31/2008
Basic
Shares	49,439	48,546
Operating Partnership Units (OP Units)	8,708	8,861

Total Shares & OP Units	58,147	57,407

2Q09	-1-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2009
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
($ in 000s, except per share data)	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Revenue
Minimum Rent	$70,210	$68,121	$140,447	$134,940
Tenant Recoveries	909	1,320	1,975	2,140
Other Property Related Revenue	10,135	8,934	19,635	17,039
Construction Revenues	315	569	350	8,449
Other Non-Property Related Revenue	3,924	5,151	7,379	10,356

Total Revenue	85,493	84,095	169,786	172,924

Operating Expenses
Operating Expenses:
Property Operating Expenses	22,893	19,996	45,361	39,689
Taxes, Licenses and Insurance	10,310	9,299	21,288	18,891

Total Property Operating Expenses	33,203	29,295	66,649	58,580

Construction Expenses	315	564	349	7,830
Property Management Expenses	1,683	2,072	3,601	4,313
General and Administrative Expenses	4,525	5,791	8,910	11,568
Management Fee and Other Expenses	3,540	4,346	7,756	7,937
Restructuring Charges	—	—	812	—
Investment and Development (1)	1,319	107	1,484	877
Depreciation	28,276	23,126	56,061	46,378
Amortization	1,199	968	2,071	1,726
Impairment (2)	564	—	1,299	—

Total Operating Expenses	74,624	66,269	148,992	139,209

Income from Operations	10,869	17,826	20,794	33,715

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(23,617)	(18,320)	(45,353)	(37,028)
Gain on Retirement of Debt	16,232	2,730	41,551	8,201
Interest Income	449	1,184	750	1,976
(Loss) Income from Partially-Owned Investments	(628)	2,037	(1,278)	12,307
Gain (Loss) on Hedging Activities	4	(81)	(1,060)	(81)
(Loss) Gain on Sale of Property, net of income taxes / (benefit) of ($21) (Q2) and $3,156 (YTD) in 2009 and $273 (Q2) and $679 (YTD) in 2008	(143)	492	5,238	2,423
Income Taxes and Other	(221)	(109)	2,870	687

Total Other Income (Expense)	(7,924)	(12,067)	2,718	(11,515)

Income from Continuing Operations	2,945	5,759	23,512	22,200

Discontinued Operations
(Loss) Income from Discontinued Operations (2)	(1,288)	2,330	(1,062)	4,713
(Loss) Gain on Disposal of Discontinued Operations, net of income taxes of $44 (Q2) and $70 (YTD) in 2009 and $1,024 (Q2) and $1,023 (YTD) in 2008	(32)	6,958	12	9,858

(Loss) Income from Discontinued Operations	(1,320)	9,288	(1,050)	14,571

Net Income	1,625	15,047	22,462	36,771

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	9	(124)	(1,000)	(249)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,813)	(3,625)	(3,639)
Noncontrolling Interest in CRLP — Common	135	(270)	(2,258)	(2,329)

Discontinued Operations
Noncontrolling Interest in CRLP — Common	204	(1,632)	93	(2,584)
Noncontrolling Interest of Limited Partners	(26)	129	443	271

Income Attributable to Noncontrolling Interest	(1,491)	(3,710)	(6,347)	(8,530)

Net Income Attributable to Parent Company	134	11,337	16,115	28,241

Dividends to Preferred Shareholders	(2,037)	(2,180)	(4,109)	(4,668)
Preferred Share Issuance Costs, Net of Discount	—	(83)	(5)	(267)

Net (Loss) Income Available to Common Shareholders	$(1,903)	$9,074	$12,001	$23,306

(Loss) Earnings per Share — Basic
Continuing Operations	$(0.02)	$0.02	$0.26	$0.23
Discontinued Operations	$(0.02)	$0.17	$(0.01)	$0.26

EPS — Basic	$(0.04)	$0.19	$0.25	$0.49

(Loss) Earnings per Share — Diluted
Continuing Operations	$(0.02)	$0.02	$(0.26)	$0.23
Discontinued Operations	$(0.02)	$0.17	$(0.01)	$0.26

EPS — Diluted	$(0.04)	$0.19	$0.25	$0.49

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(2)	For the three months ended June 30, 2009, the Company recorded a $2.4 million non-cash impairment charge. Of the charge, $0.6 million (presented in “Impairment” in continuing operations) is related to a for-sale residential project currently listed as Held for Sale and the sale of outparcels, and $1.8 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to two multifamily apartment communities currently listed as Held for Sale. For the six months ended June 30, 2009, in addition to the charges described above, the Company recorded a $1.0 million non-cash impairment charge. Of the charge, $0.7 million (presented in “Impairment” in continuing operations) is related to our Noncontrolling Interest in the Craft Farms joint venture and $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project (presented as a part of “(Loss) Income from Discontinued Operations”).

2Q09	-2-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2009
SECOND QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended		Six Months Ended
($ in 000s, except per share data)	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Net (Loss) Income Available to Common Shareholders	$(1,903)	$9,074	$12,001	$23,306
Noncontrolling Interest in CRLP (Operating Ptr Unitholders)	(339)	1,902	2,165	4,913
Noncontrolling Interest in Gain on Sale of Undepreciated Property	—	—	992	—

Total	(2,242)	10,976	15,158	28,219

Adjustments — Consolidated Properties
Depreciation — Real Estate	27,778	23,088	55,186	46,306
Amortization — Real Estate	386	336	728	702
Remove: Gain/(Loss) on Sale of Property, net of Income Tax and Noncontrolling Interest	175	(7,450)	(5,250)	(12,294)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Noncontrolling Interest	(187)	2,205	3,544	4,130

Total Adjustments — Consolidated	28,152	18,179	54,208	38,844

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	4,449	5,292	9,234	10,441
Amortization — Real Estate	1,638	2,460	3,452	4,818
Remove: Gain/(Loss) on Sale of Property	35	(4,497)	52	(16,793)

Total Adjustments — Unconsolidated	6,122	3,255	12,738	(1,534)

Funds from Operations	$32,032	$32,410	$82,104	$65,529

Income Allocated to Participating Securities	(156)	(264)	(401)	(534)

Funds from Operations Available to Common Shareholders and Unitholders	$31,876	$32,146	$81,703	$64,995

FFO per Share
Basic	$0.56	$0.57	$1.43	$1.14
Diluted	$0.56	$0.56	$1.43	$1.14

Operating FFO:
Funds from Operations	$31,876	$32,146	$81,703	$64,995
Less: Transaction Income
- Development and Land (Gains) Losses	187	(2,205)	(3,544)	(4,130)
- Bond / Preferred Repurchase Gains	(16,232)	(2,647)	(41,546)	(8,124)
- Write-off of OCI as a Result of Bond Repurchases	—	—	1,060	—

Operating FFO	$15,831	$27,294	$37,673	$52,741

Operating FFO per Share
Basic	$0.28	$0.48	$0.66	$0.93
Diluted	$0.28	$0.48	$0.66	$0.93
FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.
The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods.
The Company’s method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.
SECOND QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended		Six Months Ended
(shares and units in 000s)	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Basic
Shares	48,649	46,927	48,427	46,892
Operating Partnership Units (OP Units)	8,729	9,949	8,794	9,980

Total Shares & OP Units	57,378	56,876	57,221	56,872

Dilutive Common Share Equivalents	—	145	—	145

Diluted
Shares	48,649	47,072	48,427	47,037
Total Shares & OP Units	57,378	57,021	57,221	57,017

2Q09	-3-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended		Six Months Ended
	2Q09	2Q08	2Q09	2Q08
Divisional Total Revenues
Multifamily — Same-Property	$68,468	$70,162	$137,189	$139,509
Multifamily — Non Same-Property	9,156	9,915	17,576	18,860
Commercial	23,036	23,183	46,511	46,501

Total Divisional Revenues	100,660	103,260	201,276	204,870

Less: Unconsolidated Revenues — Mfam	(2,041)	(2,131)	(4,041)	(4,348)
Less: Unconsolidated Revenues — Commercial	(16,121)	(17,660)	(32,606)	(36,141)
Discontinued Operations	(1,244)	(5,094)	(2,572)	(10,262)
Construction Revenues	315	569	350	8,449
Unallocated Corporate Revenues	3,924	5,151	7,379	10,356

Cons. Rev, adj -’09 Disc Ops	85,493	84,095	169,786	172,924

Add: Add’l Disc Ops Rev, post filing	—	(4,733)	—	(9,493)

Total Consol. Rev, per 10-Q / K	$85,493	$79,362	$169,786	$163,431

RECONCILIATION OF EXPENSES

	2Q09	2Q08	2Q09	2Q08
Divisional Total Expenses
Multifamily — Same-Property	$27,646	$26,033	$54,996	$52,648
Multifamily — Non Same-Property	5,025	5,235	10,233	9,815
Commercial	8,280	8,055	16,695	16,183

Total Divisional Expenses	40,951	39,323	81,924	78,646

Less: Unconsolidated Expenses — Mfam	(1,001)	(1,135)	(1,970)	(2,224)
Less: Unconsolidated Expenses — Commercial	(6,006)	(6,534)	(11,920)	(13,109)
Discontinued Operations	(2,541)	(2,359)	(3,503)	(4,733)
Impairment — Discontinued Operations (1)	1,800	—	2,118	—

Total Property Operating Expenses	33,203	29,295	66,649	58,580
Construction Expenses	315	564	349	7,830
Property Management Expenses	1,683	2,072	3,601	4,313
General & Administrative Expenses	4,525	5,791	8,910	11,568
Management Fee and Other Expenses	3,540	4,346	7,756	7,937
Restructure Charges	—	—	812	—
Investment and Development (2)	1,319	107	1,484	877
Impairment — Continuing Operations (1)	564	—	1,299	—
Depreciation	28,276	23,126	56,061	46,378
Amortization	1,199	968	2,071	1,726

Cons. Exp, adj -’09 Disc Ops	74,624	66,269	148,992	139,209

Add: Add’l Disc Ops Exp, post filing	—	(1,589)	—	(4,371)

Total Consol. Exp, per 10-Q / K	$74,624	$64,680	$148,992	$134,838

RECONCILIATION OF NOI

	2Q09	2Q08	2Q09	2Q08
Divisional Total NOI
Multifamily — Same-Property	$40,822	$44,129	$82,193	$86,861
Multifamily — Non Same-Property	4,131	4,680	7,343	9,045
Commercial	14,756	15,128	29,816	30,318

Total Divisional NOI	59,709	63,937	119,352	126,224

Less: Unconsolidated NOI — Mfam	(1,040)	(996)	(2,071)	(2,124)
Less: Unconsolidated NOI — Commercial	(10,115)	(11,126)	(20,686)	(23,032)
Discontinued Operations	1,297	(2,735)	931	(5,529)
Impairment — Discontinued Operations (1)	(1,800)	—	(2,118)	—
Unallocated Corporate Revenues	3,924	5,151	7,379	10,356
Construction NOI	—	5	1	619
Property Management Expenses	(1,683)	(2,072)	(3,601)	(4,313)
General & Administrative Expenses	(4,525)	(5,791)	(8,910)	(11,568)
Management Fee and Other Expenses	(3,540)	(4,346)	(7,756)	(7,937)
Restructure Charges	—	—	(812)	—
Investment and Development (2)	(1,319)	(107)	(1,484)	(877)
Impairment — Continuing Operations (1)	(564)	—	(1,299)	—
Depreciation	(28,276)	(23,126)	(56,061)	(46,378)
Amortization	(1,199)	(968)	(2,071)	(1,726)

Income from Operations	10,869	17,826	20,794	33,715
Total Other Income (Expense)	(7,924)	(12,067)	2,718	(11,515)

Income from Contin’g Ops (3)	2,945	5,759	23,512	22,200

Disc Ops	—	(3,144)	—	(5,122)
08 & 09 Disc Ops Other Inc(Exp)	—	2,880	—	2,924

Inc from Cont (3), per 10-Q / K	$2,945	$5,495	$23,512	$20,002

Notes:

(1)	For the three months ended June 30, 2009, the Company recorded a $2.4 million non-cash impairment charge. Of the charge, $0.6 million (presented in “Impairment” in continuing operations) is related to a for-sale residential project currently listed as Held for Sale and the sale of outparcels, and $1.8 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to two multifamily apartment communities currently listed as Held for Sale. For the six months ended June 30, 2009, in addition to the charges described above, the Company recorded a $1.0 million non-cash impairment charge. Of the charge, $0.7 million (presented in “Impairment” in continuing operations) is related to our Noncontrolling Interest in the Craft Farms joint venture and $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project (presented as a part of “(Loss) Income from Discontinued Operations”).

(2)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(3)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.

2Q09	-4-	NYSE: CLP